                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


[X]      Filed by the Registrant
[_]      Filed by a Party other than the Registrant

         Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-12

Fieldworks, Incorporated
---------------------------------
(Name of Registrant as Specified in its Charter)


--------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         -----------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------
     5)  Total fee paid:
                        --------------------------------------------------------
[_]      Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
                                    --------------------------------------------
         2)  Form Schedule or Registration Statement No.:
                                                         -----------------------
         3)  Filing Party:
                          ------------------------------------------------------
         4)  Date Filed:
                        --------------------------------------------------------

                            FIELDWORKS, INCORPORATED
                               7631 Anagram Drive
                             Eden Prairie, MN 55344

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Thursday, May 17, 2001
                                   3:30 p.m.

                               ----------------

TO THE SHAREHOLDERS OF FIELDWORKS, INCORPORATED:

   Notice is hereby given that the Annual Meeting of Shareholders of FieldWorks, Incorporated (the "Company") will be held on Thursday May 17, 2001, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota at 3:30 p.m., Minneapolis, Minnesota time, for the following purpose:

  1. To elect six members of the Board of Directors.

  2. To transact such other business as may properly come before the meeting.

   Only holders of record of the Company's Common Stock and Preferred Stock at the close of business on March 29, 2001 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

   You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope, vote via the telephone or vote your proxy via internet voting instructions included on your proxy card. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Thomas Sparrvik
                                          Thomas Sparrvik
                                          Chief Executive Officer

Eden Prairie, MN
April 4, 2001

                  IMPORTANT -- PLEASE VOTE YOUR PROXY PROMPTLY
   In order that there may be a proper representation at the meeting, you are urged,
             whether you own one share or many, to vote your proxy.

                            FIELDWORKS, INCORPORATED
                               7631 Anagram Drive
                             Eden Prairie, MN 55344

                               ----------------

                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                             Thursday, May 17, 2001

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of FieldWorks, Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, May 17, 2001, at 3:30 p.m. Minneapolis time, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, and any adjournments thereof (the "Annual Meeting"). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited by mail and may also be solicited by directors, officers and employees of the Company without additional compensation for such services. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 4, 2001.

   Those shares of the Company's Common Stock, $.001 par value (the "Common Stock") and those shares of the Company's Series B Convertible Participating Preferred Stock, and Series C Convertible Participating Preferred Stock, $.001 par value, entitled to vote, on an as-if converted basis (the "Preferred Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement and for the approval of the other proposals discussed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "nonvote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

   A copy of the Company's Annual Report for the fiscal year ended December 31, 2000 is being furnished to each shareholder with this proxy statement.

   Only the holders of the Common Stock and Preferred Stock whose names appeared of record on the Company's books at the close of business on March 29, 2001 will be entitled to vote at the Annual Meeting. At the close of business on such date, a total of 14,894,426 shares of such Common Stock and 4,750,000 shares of such Preferred Stock convertible into 5,468,750 shares of Common Stock were outstanding, each share being entitled to one vote, with the Preferred Stock voting on an as-if converted basis.

ITEM 1--ELECTION OF DIRECTORS

Nominees

   The Company's Board of Directors currently has four members: David C. Malmberg, Pierre McMaster, Thomas Sparrvik and Rudolf Wieczorek. Each director serves until such director's successor shall have been elected and shall qualify or until such director's earlier death, resignation, removal or disqualification. The Board of Directors has nominated the four current directors for reelection, as well as two additional nominees, William P. Perron and Richard L. Poss, for election to the Board of Directors at the Annual Meeting.

   Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Malmberg, McMaster, Perron, Poss, Sparrvik and Wieczorek. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock or Preferred Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The election of each nominee requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares of Common Stock and Preferred Stock on an as-if converted basis present at the Annual Meeting and entitled to vote for the election of directors or (2) 10,206,589 shares of Common Stock and Preferred Stock on an as-if converted basis which represents a majority of the shares of Common Stock and Preferred Stock on an as-if converted basis outstanding on the Record Date of March 29, 2001. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other person or persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

   The following information is furnished with respect to each nominee and director:

                           Principal occupation and business experience for
        Name         Age                   past five years
        ----         --- ---------------------------------------------------
 David C. Malmberg..  58 Mr. Malmberg has served as Chairman of the Board of
                         Directors since January 1997 and as a director of
                         the Company since October 1996. From July 1998
                         until July 1999, he also served as Chief Executive
                         Officer of the Company. Since 1994, Mr. Malmberg
                         has been President of David C. Malmberg, Inc., a
                         management consulting and private investment
                         management firm. From 1972 to 1994 he served in
                         various positions, including Vice Chairman,
                         President and Chief Operating Officer, at National
                         Computer Systems, Inc., a provider of information
                         systems and services to the educational, commercial
                         and financial markets. Mr. Malmberg is the Chairman
                         of the Board of National City Bancorporation,
                         Chairman of the Board of Three Five Systems, Inc.
                         and serves on the board of directors of PPT/Vision,
                         Inc.

 Pierre McMaster....  41 Mr. McMaster has been a director of the Company since December 2000. Mr. McMaster has been
                         President of Teknor Applicom Inc. since 1999, has
                         served as Chief Executive Officer Amerika of
                         Kontron Embedded Computers AG ("Kontron") since
                         1999, and joined Kontron in 1998 as a Managing
                         Board member. Prior to that time, Mr. McMaster was
                         the Vice President of Sales of Teknor Industrial
                         Computers, Inc. from 1988 to 1997. Mr. McMaster was
                         on sabbatical from 1997 to 1998.

 William P. Perron..  59 Mr. Perron has been President of William P. Perron
                         & Company Ltd., a firm that specializes in trusts, estate administration and taxation of highly compensated individuals, since 1985. He serves on the board of directors and is Treasurer of the Burnsville Foundation, a private tax exempt organization. Mr. Perron is also a Certified Public
                         Accountant.

 Richard L. Poss....  55 Mr. Poss has been the owner of St. Paul East KOA, a campground facility, in Woodbury, MN since 1991.
                         From 1983 to 1997, he served in various positions,
                         including Senior Vice President and President of
                         the Data Collection Systems Business Unit, Vice
                         President of Administration and Vice President of
                         Human Resources, at National Computer Systems, Inc.
                         Mr. Poss also served as a Human Resources
                         Consultant for FieldWorks, Inc. during 1998.


                           Principal occupation and business experience for
        Name         Age                   past five years
        ----         --- ---------------------------------------------------
 Thomas Sparrvik....  36 Mr. Sparrvik has been President, Chief Executive
                         Officer and a director of the Company since
                         December 2000. Prior to joining the Company, Mr.
                         Sparrvik was Managing Director of Laserstans AB,
                         Sweden, a manufacturer of precision metal goods for
                         industry since 1998. From 1995 to 1998, he was
                         Managing Director at Betech Components AB. Mr.
                         Sparrvik is a Supervisory Board Member of Kontron
                         Embedded Computers AG.

 Rudolf Wieczorek...  54 Mr. Wieczorek has been a director of the Company since December 2000. Mr. Wieczorek has served as Chief Technical Officer of Kontron and its affiliates (collectively, the "Kontron Group") since November 1988, has been the Managing Director of Kontron Elektronik GmbH since March 1999 and was appointed to the Managing Board of Kontron in 1998.
                         In addition, Mr. Wieczorek has been Prokurist
                         (authorized signatory) of Mikron Gmbh and development manager of its subsidiary Boards GmbH since 1992. Prior to that time, he worked as a development manager with Kontron Elektronik GmbH since 1979.

   The following information is furnished with respect to other non-director executive officers:

 Richard F.           57 Mr. Woodruff has served as Vice President of
  Woodruff..........     Operations of the Company since August 2000. Mr.
                         Woodruff joined FieldWorks in November 1998 as
                         Director of Professional Services and Applications
                         and Support. Prior to joining FieldWorks, Mr.
                         Woodruff was the Director of Product Marketing and
                         Director of Strategic Planning at Sylvan Learning
                         Systems, Prometric Division since 1996 and
                         President of Vector Vision Corporation from 1995 to
                         1996.

Meetings

   During the fiscal year ended December 31, 2000 the Board of Directors of the Company held ten regular meetings. All incumbent directors attended at least 75% of the meetings of the Board during the period they were members, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

Committees

   The Board of Directors of the Company has an Audit Committee which met once during the fiscal year ended December 31, 2000. The principal duties of the Audit Committee are set forth in the Audit Committee Report included as Attachment A to the Proxy Statement. The current members of the audit committee include Mr. Malmberg, Mr. McMaster and Mr. Wieczorek.

   The Company's Compensation Committee conducted its business through eleven written actions during the fiscal year ended December 31, 2000. The Compensation Committee determines policy with respect to compensation to executive management, specifically reviews the performance of and establishes the compensation to the Company's Chief Executive Officer, reviews compensation to officers, and administers the Company's stock-based employee benefit plans. The current members of the Compensation Committee include Mr. Malmberg, Mr. McMaster and Mr. Wieczorek.

   The Company does not have a nominating or similar committee.

Director Compensation

   The Company does not currently pay any cash directors' fees. The Company may reimburse its outside directors for expenses actually incurred in attending meetings of the Board of Directors.

   Pursuant to the FieldWorks, Incorporated 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each director who is not also an officer or employee of the Company receives non-qualified options to purchase shares of Common Stock as follows: 25,000 shares (each an "Initial Grant") at the time of election to the Board of Directors, and 10,000 shares (each an "Annual Grant") at each re-election. All such options have an exercise price equal to the fair market value of a share of Common Stock on the day of grant and expire ten years after the date of grant. Initial Grants vest one third on the date of grant and one third on each of the first and second anniversaries of such date. Annual Grants vest in full six months from the date of grant.

   The Board of Directors recommends that the shareholders elect the nominees named herein as directors of the Company as described above. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of such nominees, unless otherwise directed. If no instruction is given, the accompanying proxy will be voted for such election. The affirmative vote of the greater of (1) a majority of the voting power of the shares of Common Stock and Preferred Stock on an as-if converted basis present at the Annual Meeting and entitled to vote for the election of directors or (2) 10,206,589 shares of Common Stock and Preferred Stock voted on an as-if converted basis is required for the election of each director.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company on behalf of the Board of Directors and the shareholders. The Committee also oversees the 1994 Long Term Incentive and Stock Option Plan and the Company's other incentive compensation programs.

Compensation Philosophy and Objectives

   The Company is committed to attracting, hiring, motivating and retaining an experienced management team that can successfully develop, market the Company's products, solutions and services. The Compensation Committee aligns its compensation plan for executive management to the attainment of Company-wide and individual performance objectives. The Committee annually reviews and evaluates the Company's corporate performance, compensation levels and equity ownership of its executive officers. The Committee strives to establish competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, that are appropriate for each officer's scope of responsibility, that recognize individual achievements and that will attract and retain the highest-quality personnel possible. The Committee also strives to provide an incentive to such executives to focus on the Company's strategic goals by aligning their financial interests closely with shareholder interests.

   The Company's compensation program has three primary components: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. The ultimate composition of executive compensation reflects the Company's goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal long-term performance. In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching performance goals. The Compensation Committee believes that the use of stock options is important to align the interests of the officers with the interests of the shareholders and as such, the substantial majority of stock options vest in accordance with stock performance.

Base Salary

   Annual base salaries are established as a result of the Committee's analysis of each executive officer's individual performance, the overall performance of the Company, the experience of the executive officer and market comparisons. The Committee also believes that executive salaries must be competitive to attract and retain key individuals. In this regard, salaries for officers are based on experience level and are intended to be competitive with salaries paid to executives in similar positions at other early stage, computer industry companies. By augmenting base salary with equity-based compensation, the Company seeks to attract and retain quality management personnel.

Cash Incentive Compensation

   The Compensation Committee establishes an executive cash bonus plan annually. The bonus plan assigns to each executive, based upon the Committees' determination of the size of bonus appropriate for the position held by the executive, a bonus target based upon Company profitability and the attainment of specific objectives.

Stock Incentive Compensation

   The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders' interests. Stock options are granted to executives at the time of hire. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual, as well as recommendations of the Chief Executive Officer, and determines an appropriate amount. The stock options give the holder the right to purchase shares of the Common Stock over a five to seven year period. All of the grants made during fiscal 2000 were made at option prices equal to the fair market value of the Common Stock on the dates of grant. Therefore, the stock options have value only if the stock price appreciates from the value on the date the options were granted. This design is intended to focus executives on the enhancement of long-term shareholder value and to encourage equity ownership in the Company. Options are also subject to vesting provisions directly related to stock price performance or vest according to a designated period of time. Additional options may be granted from time to time based on individual performance, increased job responsibilities and the prior level of grants.

CEO Compensation

   The determination of the Chief Executive Officer's salary, bonus and grants of stock options followed the policies set forth above for all executives' compensation.

   During 2000, Mr. David G. Mell was Chief Executive Officer until November 30, 2000. Compensation for Mr. Mell for 2000 is set forth in the table below.

   Mr. Thomas Sparrvik was named Chief Executive Officer on December 4, 2000. The annual base salary, annual cash bonus and stock option grant for Mr. Sparrvik was determined by the Compensation Committee.

   Annual compensation is summarized in the following table. Compensation for subsequent years will be determined by the Compensation Committee.

                                          David Malmberg, Chairman
                                          Pierre McMaster
                                          Rudolf Wieczorek

Summary Compensation Table

   The following table sets forth the cash and non-cash compensation for the last three fiscal years awarded to or earned by David G. Mell, Chief Executive Officer of the Company from July 1999 to December 2000, Thomas Sparrvik, Chief Executive of the Company from December 2000 to present, James M. Chadbourne, Vice President and General Manager of Trucking and Heavy Equipment from April 2000 through September 2000, Raymond A. Meifert, Vice President of Sales and Marketing from September 1999 through December 2000 and Richard Woodruff, Vice President of Operations from August 2000 through present, the only other executive officer at the end of the fiscal year ended December 31, 2000 whose salary and bonus earned in the fiscal year exceeded $100,000 for services rendered (the "Named Executive Officers").

                                                                  Long-Term    All Other
                                    Annual Compensation          Compensation Compensation
                                -------------------------------- ------------ ------------
   Name and Principal    Fiscal                     Other Annual
        Position          Year  Salary   Bonus      Compensation   Options       Other
   ------------------    ------ ------  -------     ------------ ------------ ------------
Thomas Sparrvik (1).....  2000  $10,769 $17,500(2)     $1,200(3)   200,000       26,858(4)
Chief Executive Officer   1999      --      --            --           --           --
                          1998      --      --            --           --           --

David G. Mell (5).......  2000  133,269  33,750           --        75,000       72,472(6)
President and Chief       1999   91,731  21,750(7)        --       200,000       19,046(8)
Executive Officer         1998      --      --            --           --           --

James M. Chadbourne
 (9)....................  2000  103,365  73,375(10)       --       125,000      104,936(6)
Vice President            1999      --      --            --           --           --
                          1998      --      --            --           --           --

Raymond A. Meifert
 (11)...................  2000  127,115  39,901(12)       --           --        52,000(6)
Vice President            1999   26,923   8,490           --           --           --
                          1998      --      --            --           --           --

Richard F. Woodruff
 (13)...................  2000  110,365  24,028           --        80,000        2,688(14)
Vice President            1999   95,000  41,520           --           --         2,292(14)
                          1998   10,962     --            --        20,000          --

--------
(1) Mr. Sparrvik was named Chief Executive Officer on December 4, 2000.
(2) Represents signing bonus paid to Mr. Sparrvik in December 2000.
(3) Represents payment of automobile allowance.
(4) Represents relocation expenses paid to Mr. Sparrvik.
(5) Mr. Mell joined the Company as President in May 1999 and was named Chief Executive Officer in July 1999. Mr. Mell departed the Company in November 2000 and is no longer an executive officer of the Company.
(6) Represents severance payments made upon resignation of the respective executive officer.
(7) Bonus paid in 2000 for 1999 performance.
(8) Represents $17,500 paid to Mr. Mell for consulting services prior to becoming an employee, $1,500 for 401(k) Company match and $46 in premiums paid by the Company on life insurance polices for the benefit of Mr. Mell.
(9) Mr. Chadbourne joined the Company in April 2000 as Vice President and General Manager of Trucking and Heavy Equipment. Mr. Chadbourne departed the Company in September 2000 and is no longer an executive officer of the Company.
(10) Represents a signing bonus of $25,000 and quarterly bonuses of $48,375.
(11) Mr. Meifert joined the Company in September 1999 as Vice President of Sales and Marketing. Mr. Meifert departed the Company in December 2000 and is no longer an executive officer of the Company.

(12) Represents $9,351 in commissions earned in 1999 and paid in 2000 and quarterly bonuses of $30,550.
(13) Mr. Woodruff joined the Company in September 1999 and was named Vice President of Operations in August 2000.
(14) Represents the Company's 401(k) match.

Stock Options

   The following table sets forth information with respect to options granted to the Named Executive Officers in the fiscal year ended December 31, 2000:

Option Grants in Fiscal Year 2000

                                                                            Potential
                                                                         Realizable Value
                                                                            at Assumed
                                                                         Annual Rates of
                                                                           Stock Price
                                      % of Total                         Appreciation for
                         Options    Options Granted Exercise              Option Term(1)
                         Granted     to Employees   Price Per Expiration ----------------
          Name             (#)          In 2000      ($/Sh)      Date     5%($)   10%($)
          ----           -------    --------------- --------- ----------  -----  --------
Thomas Sparrvik......... 200,000(2)      16.7%       $ 0.42    12/29/07  $34,196 $ 79,692
David G. Mell...........  75,000(3)       6.3%         1.00     8/ 4/06   30,533   71,154
James M. Chadbourne..... 125,000(4)      10.5%         1.25     5/15/07   63,609  148,237
Raymond A. Meifert......     --           --            --          --       --       --
Richard F. Woodruff.....  10,000(5)       0.8%         1.25     5/15/07    5,089   11,859
                          70,000(6)       5.9%        1.094     9/30/07   31,176   72,653

--------
(1) The amounts in these columns represent the realizable value of the subject options at the expiration date, without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. The 5% and 10% rates are based on rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of the Company's future stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not be achieved.
(2) 25% of these options vested on December 29, 2000, the date of grant. 25% of these options vest on December 29, 2002, 25% on December 29, 2003 and 25% on December 29, 2004.
(3) These options vested on November 15, 2000 and became non-incentive stock options upon Mr. Mell's departure as an executive officer of the Company.
(4) These options terminated 30 days after Mr. Chadbourne's departure as an executive officer of the Company.
(5) These options will vest in full on November 15, 2007 subject to accelerated vesting based on stock price performance.
(6) 34% of these options vest on September 30, 2001, 33% on September 30, 2002 and 33% on September 30, 2003.

   The following table sets forth information with respect to the exercise of options during fiscal year 2000 and the value of options held by the Named Executive Officers as of December 31, 2000:

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year End Option
Values

                                                  Number of Shares        Value of Unexercised
                                               Underlying Unexercised     In-the-Money Options
                           Shares              Options at End of 2000       at End of 2000(1)
                         Acquired on  Value   ------------------------- -------------------------
          Name            Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Thomas Sparrvik.........     --        --        50,000      150,000        -- (2)       --
David G. Mell...........     --        --       125,000      150,000        -- (2)       --
James M. Chadbourne.....     --        --           --           --         -- (2)       --
Raymond A Meifert.......     --        --           --           --         -- (2)       --
Richard F. Woodruff.....     --        --             0      100,000        -- (2)       --

--------
(1) Represents the difference between the closing price of the Company's Common Stock as reported on the Over the Counter Bulletin Board Market on December 29, 2000 and the exercise price of the options.
(2) On December 29, 2000 the closing price of the Company's common stock was less than or equal to the exercise price of the options.

Long-Term Incentive Plan Awards

   Other than its 1994 Stock Option Plan, the Company does not maintain any long-term incentive plans.

Employment Agreements

   Thomas Sparrvik, Chief Executive Officer of the Company, entered into a Non-Competition and Non-Solicitation Agreement on December 7, 2000. The Agreement, along with his employment offer, provides that upon his termination of employment by the Company without cause, Mr. Sparrvik will receive six months of salary continuation. Mr. Sparrvik currently receives an annual base salary of $140,000.

                                AUDIT COMMITTEE

Audit Committee Report

   In accordance with its written charter adopted on June 13, 2000 and included in this Proxy Statement as Attachment A, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In addition to Audit Committee Meetings, members review and discuss the interim financial information contained in each quarterly earnings announcement prior to public release.

   The Audit Committee obtained from the independent auditors a statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards
Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed their audit plans, audit scope, and identification of audit risks. The Audit Committee discussed and reviewed all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements. The
Audit Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          David Malmberg, Chairman
                                          Pierre McMaster
                                          Rudolf Wieczorek

Audit Committee Independence and Composition

   In December 1999, new requirements for audit committees were adopted by the National Association of Securities Dealers (NASD), the Securities and Exchange Commission and the Auditing Standards Board of the American Institute of Certified Public Accountants. Although our common stock does not currently trade on the Nasdaq Stock Market, we have evaluated the independence of our Audit Committee members using the NASD standards. In addition to requiring an annual Audit Committee Report and Audit Charter, audit committees are required to have (i) members who are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, (ii) at least one member possessing accounting or related financial management expertise, and (iii) at least three directors who are independent of the Company and its management. While the Company's Audit Committee, as presently constituted, meets the requirements set forth in (i) above, the Company's Audit Committee currently does not meet the requirements set forth in item (ii) or item (iii). The Company is required to meet the new audit committee requirements by June 14, 2001 and expects that the Board of Directors will appoint to the Audit Committee directors who will satisfy the NASD audit committee requirements by the required date.

Shareholder Return

   The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since March 20, 1997 (the first date of trading following the Company's initial public offering) with the cumulative total return on the NASDAQ National Market Index and the NASDAQ Computer Index. In each case, the cumulative return is calculated assuming an investment of $100 on March 20, 1997, and reinvestment of all dividends.

                              [GRAPH APPEARS HERE]

                          Mar. 20, 1997 Jan. 4, 1998 Jan. 3, 1999 Jan. 2, 2000 Dec. 31, 2000
                          ------------- ------------ ------------ ------------ -------------
FieldWorks, Inc.........     $100.00      $ 85.42      $ 46.88      $ 20.32       $  7.00
NASDAQ Composite Index..      100.00       122.39       171.64       319.03        196.19
NASDAQ Computer Index...      100.00       140.00       218.83       448.84        261.01

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 5, 2001 information regarding the ownership of Common Stock and Preferred Stock by (i) each director/nominee,
(ii) each Named Executive Officer, (iii) all directors and executive officers (including the Named Executive Officers) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock and Preferred Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

                                                                  Shares
                                                            Beneficially Owned
                                                            ------------------
   Name and Address of Beneficial Owner                     Number(1)  Percent
   ------------------------------------                     ---------- -------
   Kontron Embedded Computers AG (2)....................... 13,163,242  64.5%
   David C. Malmberg (3)...................................    289,317   1.4
   David G. Mell (4).......................................    152,021     *
   Thomas Sparrvik (5).....................................     50,000     *
   Richard F. Woodruff (6).................................      8,000     *
   Pierre McMaster.........................................          0    *0
   Rudolf Wieczorek........................................          0    *0
   All executive officers and directors as a group (6
    persons)...............................................    499,338   2.4

--------
*  Less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 5, 2001 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.
(2) Kontron Embedded Computers AG and its affiliates reported on Amendment No. 4 to Schedule 13D filed with the Securities and Exchange Commission on January 5, 2001 beneficial ownership of 13,163,242 which includes 7,694,492 shares of common stock and 4,750,000 shares of Series B and C Preferred Convertible Stock convertible into 5,468,750 shares of common stock.
(3) Includes 23,900 shares of Common Stock, 255,000 shares of Common Stock issuable pursuant to currently exercisable options and 10,417 shares of Common Stock issuable upon exercise of warrants.
(4) Includes 14,000 shares of Common Stock, 125,000 shares of Common Stock issuable pursuant to currently exercisable options and 13,021 shares of Common Stock issuable upon exercise of warrants.
(5) Includes 50,000 shares of Common Stock.
(6) Includes 8,000 shares of Common Stock.

                              SECTION 16 REPORTING

   Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the SEC and the securities exchange on which the equity securities are registered or traded. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 2000. Based on information contained in their Forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company's securities timely filed such reports during the fiscal year ended December 31, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP has served as the Company's independent public accountants since 1993. In addition, during the Company's fiscal year ended December 31, 2000, Arthur Andersen LLP consulted with FieldWorks on various matters and performed services for the Company for fees and expenses as follows:

      Audit and Quarterly review....................................... $71,500
      Other consulting fees including tax compliance fees..............  26,900

   Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                    GENERAL

   The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters that are proposed after April 15, 2001 properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The following portions of the Company's Annual Report to Shareholders are incorporated herein by reference:

  (a) Management's Discussion and Analysis of Financial Condition and Results of Operations; and

  (b) Form 10-K for the year ended December 31, 2000.

                             SHAREHOLDER PROPOSALS

   Any proposal by a shareholder to be presented at the annual meeting of shareholders to be held in 2002 which the shareholder intends to request be included in the Company's proxy statement must be received at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 before December 10, 2001. Any other proposals to be presented at the annual meeting of shareholders to be held in 2002 must be received in writing at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed to shareholders. Any such notice must contain the specific information required by the Company's Bylaws, a copy of which will be provided to any shareholder upon written request.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Thomas Sparrvik
                                          Thomas Sparrvik
                                          Chief Executive Officer

Dated: April 4, 2001

                                  ATTACHMENT A
                            FIELDWORKS, INCORPORATED
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by FieldWorks, Incorporated (the "Company") to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the organizations' policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  Review and appraise the audit efforts of the Company's independent accountants.

  Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, two of which shall initially be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. After July 1, 2001, the Company will use its best efforts to have the Audit Committee comprised of three independent directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Organization or an outside consultant.

   The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Chief Financial Officer and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

  1. Review and update this Charter periodically, at least annually, as conditions dictate.

  2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results.

  4. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company's annual proxy statement as required by the SEC.

Independent Accountants

  5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  6. Review the independent auditors' plan--discuss scope, staffing, locations, reliance upon management and general audit approach.

  7. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  9. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

  10. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

  11. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  12. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practice as suggested by the independent accountants or management.

  13. Review with financial management and the independent auditors any significant matters which arise out of the Company's quarterly financial statements review based upon the auditors' limited review. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Process Improvement

  14. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  15. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  16. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance

  18.  Review, with the Company's counsel, legal compliance matters.

  19. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

  20. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                            FIELDWORKS, INCORPORATED

                                 ANNUAL MEETING

                             Thursday, May 17, 2001
                             3:30 p.m. Central Time

                        Minneapolis Marriott, Southwest
                               5801 Opus Parkway
                             Minnetonka, Minnesota




 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


FIELDWORKS, INCORPORATED
7631 Anagram Drive, Eden Prairie, MN 55344                                 Proxy
--------------------------------------------------------------------------------


          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas Sparrvik and RoseMary Luebke, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fieldworks, Incorporated to be held on May 17, 2001, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

If no choice is specified, the proxy will be voted OFORO each item.



                      See reverse for voting instructions.

                                                               -----------------
                                                               COMPANY #
                                                               CONTROL #
                                                               -----------------

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 16, 2001.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
*    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/fwrx -- QUICK *** EASY *** IMMEDIATE

* Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2001.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

* Mark, sign and date your proxy card and return it in the postage-paid envelope weOve provided, or return it to FieldWorks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.



     If you vote by Phone or Internet, please do not mail your Proxy Card.



                        \/     Please detach here      \/
--------------------------------------------------------------------------------

          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:
         01 David C. Malmberg       04 Richard L. Poss
         02 Pierre McMaster         05 Thomas Sparrvik
         03 William P. Perron       06 Rudolf Wieczorek

                                              ----------------------------------
[_] Vote FOR         [_] Vote WITHHELD        |                                |
    all nominees         from all nominees    |                                |
                                              ----------------------------------

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

Address Change? Mark Box  [_]  Indicate changes below:

                                       Date:
                                             --------------------------------


                                   ---------------------------------------------
                                   |                                           |
                                   |                                           |
                                   ---------------------------------------------

                                   Signature(s) in Box
                                   Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. 3